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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 3, 2003

           Delaware                            000-23489                        52-1309227
--------------------------------       ------------------------    -----------------------------------
(State or other jurisdiction of        (Commission File Number)    (I.R.S. Employer Identification No.)
incorporation or organization)

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

           4950 Communication Avenue, Suite 300, Boca Raton, FL 33431
           ----------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code 1 (800) 867-2340

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5 - Other Events.

On April 1, 2003, a scheduled reduction in the effective permissible amount outstanding on the Company's Credit Facility, from $6.5 million to $5.7 million, resulted in a default under the Sixth Amendment dated April 5, 2002 of the Credit Agreement dated March 12, 1999 with our Bank Group. The current outstanding balance is $5.3 million plus an outstanding Letter of Credit in the amount of $1 million. Despite the default the Bank Group has decided to allow us to continue to use cash proceeds generated in the ordinary course of business to fund operations. We can provide no assurance that they will continue to provide such proceeds. Also, we have been actively taking steps to refinance the Credit Facility with other lenders. However, we cannot assure you that we will be able to obtain any such refinancing on terms that are acceptable to the Company or at all.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ACCESS WORLDWIDE COMMUNICATIONS, INC.


Date: April 3, 2003
     ------------------

                                           /s/ John Hamerski
                                          ------------------------------------
                                          Name: John Hamerski
                                          Title: Executive Vice President and
                                                 Chief Financial Officer
                                                 (principal financial and
                                                 accounting officer.)